UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

Apollo Commercial Real Estate Finance, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34452	27-0467113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 4, 2010, Marc Beilinson informed the board of directors (the “Board”) of Apollo Commercial Real Estate Finance, Inc. (the “Company”) of his intention to leave the Board. Mr. Beilinson intends to leave the Board before the end of the year or earlier if a replacement independent director is identified and appointed to the Board. Mr. Beilinson announced his intention to resign from the Board to enable him to focus on bringing about a successful restructuring of InnKeepers USA Trust where he serves as the chief restructuring officer. Mr. Beilinson’s decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/S/ STUART A. ROTHSTEIN
Stuart A. Rothstein
Chief Financial Officer

Date: October 7, 2010